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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to the registration statement of Houston Industries Incorporated (formerly named "Houston Lighting & Power Company") on Form S-4 (Registration No. 333-11329) of our report dated June 20, 1997, on our audits of the financial statements of the Minnegasco Division Employees' Retirement Savings Plan as of December 31, 1996 and 1995, and for the year ended December 31 1996, which report is included in the Minnegasco Division Employees' Retirement Savings Plan Annual Report on Form 11-K for the year ended December 31, 1996, and of our report dated June 6, 1997, on our audits of the financial statements of the NorAm Energy Corp. Employee Savings and Investment Plan, as of December 31, 1996 and 1995, and for the years ended December 31, 1996, and 1995, which report is included in the NorAm Energy Corp. Employee Savings and Investment Plan Annual Report on Form 11-K for the year ended December 31, 1996.


COOPERS & LYBRAND L.L.P.

Houston, Texas
May 21, 1998